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Broadstone Real Estate Access Fund

(Name of Registrant as Specified in Its Charter)

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Broadstone Real Estate Access Fund

800 Clinton Square

Rochester, New York 14604

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

February 10, 2020

Dear Shareholder,

This notice is being furnished to the shareholders of the Broadstone Real Estate Access Fund, a continuously offered, non-diversified, closed-end management investment company operating as an interval fund (the “Fund”), to inform shareholders of the following:

1.	The approval of a new investment advisory agreement between Benefit Street Partners L.L.C. (“BSP”) and the Fund (the “New Advisory Agreement”);
2.	The approval of a new sub-advisory agreement between BSP and Heitman Real Estate Securities, LLC, with respect to the Fund (“New Sub-Advisory Agreement”); and
3.	The election of Richard J. Byrne to the Board of Trustees of the Fund (the “Board”).

As discussed in more detail in the Information Statement, at an in-person meeting held on December 23, 2019, the Board approved the New Advisory Agreement and New Sub-Advisory Agreement, and appointed Richard J. Byrne to the Board. Effective February 7, 2020, the holders of a majority of the Fund’s outstanding voting securities as of December 31, 2019 approved the New Advisory Agreement, New Sub-Advisory Agreement and the election Richard J. Byrne to the Board by written consent.

The Board is not soliciting your proxy or consent in connection with the approval of the New Advisory Agreement or the New Sub-Advisory Agreement or the election of the new Trustee. Pursuant to the regulations of the Securities and Exchange Commission, this Information Statement must be sent to shareholders at least 20 calendar days prior to the earliest date on which the New Advisory Agreement or New Sub-Advisory Agreement may take effect. Mr. Byrne’s term as Trustee commenced upon his appointment by the Board. You are urged to read the Information Statement in its entirety for a description of the actions taken by shareholders representing a majority of the outstanding voting securities of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

Kate Davis

President and Portfolio Manager

Broadstone Real Estate Access Fund

BROADSTONE REAL ESTATE ACCESS FUND

800 Clinton Square

Rochester, New York 14604

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the shareholders of Broadstone Real Estate Access Fund, a continuously offered, non-diversified, closed-end management investment company operating as an interval fund and organized as a Delaware statutory trust (the “Fund”), to inform shareholders of the following items:

1.	The approval of a new investment advisory agreement between Benefit Street Partners L.L.C. (“BSP”) and the Fund (the “New Advisory Agreement”);
2.	The approval of a new sub-advisory agreement between BSP and Heitman Real Estate Securities, LLC, with respect to the Fund (“New Sub-Advisory Agreement”); and
3.	The election of Richard J. Byrne to the Board of Trustees of the Fund (the “Board”).

As discussed in more detail in the Information Statement, at an in-person meeting held on December 23, 2019, the Board approved the New Advisory Agreement and New Sub-Advisory Agreement, and appointed Richard J. Byrne to the Board. Effective February 7, 2020, the holders of a majority of the Fund’s outstanding voting securities as of December 31, 2019 (the “Record Date”) approved the New Advisory Agreement, New Sub-Advisory Agreement and the election Richard J. Byrne to the Board by written consent.

The Fund’s most recent semi-annual and annual reports, including financial statements and schedules, are available at no charge by calling 1-833-280-4479 or by visiting www.BDREX.com.

ITEM 1

APPROVAL OF A NEW ADVISORY AGREEMENT BETWEEN

BENEFIT STREET PARTNERS L.L.C. AND THE FUND

Background

The Fund’s prior investment adviser, Broadstone Asset Management, LLC (“BAM”), served in such capacity since inception of the Fund, pursuant to the advisory agreement it had with the Fund (the “Prior Advisory Agreement”). At an in-person meeting of the Board on November 6, 2019, BAM notified the Board that its managing member and controlling shareholder, Broadstone Real Estate, LLC (“Broadstone Real Estate”), proposed to change its business structure and internalize the management functions of Broadstone Net Lease, Inc., an affiliated private Real Estate Investment Trust (“REIT”) (the “Internalization”). The Internalization would result in a change of control of BAM and would likely result in a situation where Broadstone Real Estate and BAM would seek a new investment adviser to manage the Fund. Following this meeting, BAM determined to seek out and evaluate potential replacement investment advisers and provide a recommendation to the Board that would be in the best interests of shareholders, keeping in mind the success of the current portfolio management team and the Board’s desire for continuity. After considering proposals from various investment advisers, BAM, at an in-person meeting of the Board held on December 23, 2019 (the “Board Meeting”), recommended that BSP replace BAM as the Fund’s principal investment adviser while retaining Heitman Real Estate Securities, LLC (“Heitman” or the “Sub-Adviser”) as the Fund’s sub-adviser in the same capacity as it currently serves.

BSP is a leading credit-focused alternative asset management firm established in 2008 with approximately $27 billion in assets under management as of December 31, 2019. BSP is a wholly owned subsidiary of Franklin Resources, Inc., that, together with its various subsidiaries, operates as Franklin Templeton. BSP is headquartered in New York City and manages funds for institutions, high-net-worth and retail investors across various strategies including: private/opportunistic debt, liquid loans, high yield, special situations and commercial real estate debt.

On February 7, 2020, BSP and Broadstone Real Estate entered into an asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which BSP acquired certain assets from Broadstone Real Estate, including assets related to BAM’s business of providing investment management services to the Fund (the “Transaction”). None of the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund (the “Independent Trustees”) or the new Trustee, Richard J. Byrne, or their associates have any interest in the Asset Purchase Agreement. The Fund is not a party to the Asset Purchase Agreement.

In order to allow for an orderly transition from BAM to BSP, BAM resigned as adviser to the Fund on February 7, 2020 in advance of the Internalization that resulted in a change of control in BAM, which would have caused an “assignment,” as that term is used in the 1940 Act, of the Prior Advisory Agreement. Section 15 of the 1940 Act requires, among other things, that any investment advisory agreement provide for its automatic termination in the event of its “assignment.”

At the Board Meeting, the Board, including a majority of the Independent Trustees, approved (i) an interim advisory agreement between BSP and the Fund (the “Interim Advisory Agreement”), as permitted by Rule 15a-4 under the 1940 Act, to take effect upon the completion of the Transaction, and (ii) the New Advisory Agreement, subject to shareholder approval, to take effect on [ ], 2020 (the “Effective Date”).

Pursuant to Article V, Section 4 of the Fund’s Agreement and Declaration of Trust and the requirements of the 1940 Act, the holders of a majority of the Fund’s outstanding voting securities as of December 31, 2019, the Record Date, approved the New Advisory Agreement by written consent. The Interim Advisory Agreement allows BSP to manage the Fund during the period after the completion of the Transaction and before the Effective Date.

The Interim Advisory Agreement and New Advisory Agreement (the “BSP Agreements”) are substantially similar to the Prior Advisory Agreement. The new and modified terms of the BSP Agreements include the following:

•	BSP is the investment adviser to the Fund and a party to each BSP Agreement;

•	The date of execution, effectiveness, and expiration have been updated;
•	The allocation of expenses between BSP and Fund in the BSP Agreements has been revised to align with the language that BSP has in place for other products, but remains is comparable to the Prior Advisory Agreement; and
•	The Scope of Liability and Indemnification provisions have been revised to reflect current market practices.

The fees to be charged under the Interim Advisory Agreement and New Advisory Agreement are identical to the fees charged under the Prior Advisory Agreement; however, any fees accrued under the Interim Advisory Agreement will be held in escrow until [ ], 2020, the Effective Date of the New Advisory Agreement. Kate Davis currently serves as portfolio manager and will continue to serve as portfolio manager of the Fund. There will be no changes to the Fund’s investment objectives, principal strategies or risks.

The Advisory Agreement

The Board, including a majority of Independent Trustees, originally approved the Prior Advisory Agreement, dated September 25, 2018, at an in-person meeting held on July 10, 2018. The Prior Advisory Agreement was last submitted for shareholder approval when it was initially approved by the Fund’s sole shareholder on July 10, 2018. The Board most recently renewed the Prior Advisory Agreement at the meeting held on November 6, 2019. Under the terms of the Prior Advisory Agreement, Interim Advisory Agreement and the New Advisory Agreement, the investment adviser is entitled to receive a management fee calculated at an annual rate of 1.25% of the Fund’s average daily net assets. For such compensation, the investment adviser furnishes a continuous investment program for the Fund, including managing the investment and reinvestment of Fund assets and determining what investments will be purchased, held, sold or exchanged. Additionally, the investment adviser bears its own operating and overhead expenses attributable to its duties under the respective investment advisory agreement, including salaries, bonuses, rent, office and administrative expenses, depreciation and amortization, and auditing expenses. For the fiscal period of October 5, 2018 (commencement of operations) to September 30, 2019, BAM earned an aggregate of $425,326 in management fees under the Prior Advisory Agreement, and during the same period $1,118,756 in fees and expenses were waived or reimbursed, respectively, by BAM pursuant to an operating expenses limitation agreement. The fees waived or expenses reimbursed by BAM are not subject to recoupment by BSP.

The New Advisory Agreement will continue in effect for an initial period of two years from the Effective Date, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the members of the Board who are not “interested persons” of the Fund or BSP, cast in person at a meeting called for the purpose of voting on such approval. As with the Prior Advisory Agreement, the New Advisory Agreement automatically terminates upon assignment and may be terminated: (i) on sixty days’ written notice to the investment adviser either by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund; or (ii) by the investment adviser on sixty days’ prior written notice to the Fund.

The New Advisory Agreement, Interim Advisory Agreement and Prior Advisory Agreement provide that the investment adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under the respective investment advisory agreement.

The New Advisory Agreement is attached as Exhibit A. You should read the New Advisory Agreement in its entirety. The description in this Information Statement of the New Advisory Agreement is only a summary.

Upon approval of the Interim Advisory Agreement and the New Advisory Agreement by the Board, BSP and the Fund entered into an operating expenses limitation agreement (the “New Expense Limitation Agreement”) under which, for a term of one year from its execution (to coincide with the execution of the Interim Advisory Agreement), BSP will reduce its fees and/or absorb expenses of the Fund to ensure that total Fund operating expenses after fee waivers and/or reimbursements (excluding any front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, borrowing costs (such as interest and dividend expense on securities sold short), taxes and extraordinary expenses such as litigation) will not exceed 1.99% of Class W shares’ net assets and 1.74% of Class I shares’ net assets. The terms of the New Expense Limitation Agreement are substantially similar to the terms of the Fund’s current operating expenses limitation agreement with BAM, except for the following changes:

•	The initial term of the New Expense Limitation Agreement is one year;
•	References to the Fund’s multiple classes have been included in various terms;
•	The definition of operating expenses has been clarified to include shareholder servicing and distribution fees; and
•	The recoupment provision has been updated to specify the terms of recoupment.

Information Regarding BSP

BSP has its principal place of business at 9 West 57th Street, Suite 4920, New York, New York 10019. BSP was formed as a Delaware limited liability company and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

The name, address and principal occupation of the principal executive officer and each director or general partner of BSP are set out in the table below:

Name and Address*	Principal Occupation
Thomas J. Gahan	Chief Executive Officer
Richard J. Byrne	President
David J. Manlowe	Chief Operating Officer
Bryan R. Martoken	Chief Financial Officer
Alexander H. McMillan	Chief Compliance Officer

*	Unless otherwise noted, the address of each officer and director is 9 West 57th Street, Suite 4920, New York, New York 10019.

BSP is a wholly owned subsidiary of Franklin Resources, Inc., that, together with its various subsidiaries, operates as Franklin Templeton. Franklin Resources, Inc., is located at One Franklin Parkway, Building 970, 1st Floor, San Mateo, California 94403.

Evaluation by the Board of Trustees (Advisory Agreement)

Prior to the Board Meeting, the Independent Trustees met with counsel and members of Fund management (“Management”) to discuss their views of BSP as proposed adviser to the Fund. They discussed the importance of keeping Heitman as sub-adviser and what steps Management would take if Heitman declined to enter into the sub-advisory relationship with BSP. Management considered the resources at BSP, and noted that the covered call component of the Fund’s strategy would likely be suspended until appropriate resources at BSP were identified to continue the strategy. The Independent Trustees discussed that Management would obtain written shareholder consent from a majority of the Fund’s shareholders to approve the New Advisory Agreement. The Independent Trustees considered that a majority of the Fund’s shareholders were affiliated with BAM, and thus were mindful of their responsibility to carefully consider and ensure that the best interests of all shareholders, including the minority shareholders were protected.

At the Board Meeting, the Board, including a majority of the Independent Trustees, considered the approval of the BSP Agreements. In considering the approval of the BSP Agreements, the Trustees received materials specifically relating to the BSP Agreements and BSP.

The Trustees considered the following material factors during their deliberations: (1) the nature, extent and quality of services to be provided by BSP; (2) the investment performance of the Fund and the performance of funds and accounts managed by BSP; (3) the cost of services to be provided and the profits to be realized by BSP and its affiliates; (4) the extent to which economies of scale will be realized as the Fund grows; and (5) whether the fee levels reflect these economies of scale for the benefit of investors. The Trustees relied upon the advice of counsel and their own business judgment in determining the aforementioned material factors to be considered in evaluating the New Advisory Agreement and Interim Advisory Agreement and the weight to be given to each factor considered. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his or her conclusions with respect to the approval of the New Advisory Agreement and Interim Advisory Agreement.

Nature, Extent and Quality of Services. The Board considered that BSP was a leading credit-focused alternative asset management firm with approximately $27 billion in assets under management as of September 30, 2019. The Board further noted that BSP was owned by Franklin Resources, Inc., that together with its subsidiaries operated as Franklin Templeton, one of the world’s largest asset managers. The Board discussed BSP’s existing credit and real estate products and BSP’s depth of experience with commercial real estate and credit strategies. The Board reviewed BSP’s personnel, noting that each individual had several years of industry experience, and expressed satisfaction that the current portfolio management team of the Fund would continue to manage the Fund’s investments, providing the shareholders with continuity. The Board reviewed BSP’s proposed services, including research, selection and approval of investments, and the oversight of sub-advisers. The Board discussed BSP’s clearly articulated risk mitigation strategies and reviewed its compliance policies and procedures. The Board considered that there were no pending material litigation matters, regulatory actions or compliance matters that would adversely impact BSP’s ability to serve as adviser to the Fund. The Board concluded that BSP had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the New Advisory Agreement and that the nature, overall quality and extent of the management services to be provided by the BSP to the Fund were satisfactory.

Performance. The Board discussed that the current portfolio management team of the Fund would continue to manage the Fund’s investments if BSP were approved as adviser to the Fund. The Board considered that the Fund outperformed its peer group and the Bloomberg Barclays Aggregate Bond Index for the period since inception and for the three calendar quarters ended September 30, 2019. For the same periods, the Fund underperformed the FTSE NAREIT Equity REITs Index. The Board considered the composition of the peer group and noted that it appeared reasonable. The Board commented on the Fund’s strong positive performance since its inception and expressed satisfaction with the portfolio management team. The Board concluded that the investment performance of the Fund was consistent with the Fund’s investment objectives and policies and agreed that the Fund’s performance was satisfactory.

Fees and Expenses. The Board noted that BSP proposed to charge a 1.25% advisory fee, which was higher than the average of the Fund’s peer group, but lower than the average of the Morningstar Interval Fund database, which represented all interval funds available in Morningstar’s database. The Board acknowledged that the proposed advisory fee was consistent with the fee charged by BAM. The Board discussed the Fund’s current net expense ratio of 1.74% for Class I shares, noting that it was higher than the peer group but consistent with the Morningstar Interval Fund Database. The Board also noted that BSP proposed to limit total annual Fund operating expenses, exclusive of certain fees so as not to exceed 1.99% and 1.74% of average daily net assets for Class W and Class I shares, respectively. The Board remarked that the expense limits proposed by BSP were consistent with the Fund’s current expense limits. The Board then discussed the potential reduction in expense ratios that could result from exposure to the Franklin Templeton platform. The Board considered the costs associated with the trading strategies of the Fund and the overall expenses of the Fund. The Board concluded that the proposed fees and expense ratio were not unreasonable.

Profitability. The Board reviewed the pro-forma financial information provided by BSP, noting that BSP did not expect to make a profit related to the Fund during the first year of managing the Fund but expected to make a modest profit in the second year when excluding the cost of distribution. The Board reviewed the underlying assumptions used by BSP in their calculations and discussed the costs associated with managing the Fund. The Board considered that BSP had sufficient resources to support the Fund. The Board concluded that excessive profitability was not a concern at this time.

Economies of Scale. The Board discussed the growth and profitability projections provided by BSP, noting that the Fund was not expected to break even for two years. The Board discussed BSP’s relationship with Franklin Templeton and the impact the Franklin Templeton platform could have on the growth of the Fund. The Board concluded that it would continue to assess economies of scale as the Fund grew, noting that given the Fund’s size, the absence of breakpoints was reasonable at this time.

Conclusion. Having requested and received such information from BSP as the Board believed to be reasonably necessary to evaluate the terms of the New Advisory Agreement and Interim Advisory Agreement, and as assisted by the advice of independent counsel, the Board concluded that entering into the Interim Advisory Agreement and New Advisory Agreement was in the best interests of the shareholders of the Fund.

ITEM 2

APPROVAL OF A NEW SUB-ADVISORY AGREEMENT BETWEEN

BSP AND HEITMAN

Background

Heitman served as the Fund’s investment sub-adviser pursuant to the investment sub-advisory agreement, dated September 25, 2018 (the “Prior Sub-Advisory Agreement”), between BAM and Heitman, with respect to the Fund. As noted in Item 1 of this Information Statement, BAM, at the Board Meeting, recommended that BSP replace BAM as the Fund’s principal investment adviser while retaining Heitman as the Fund’s sub-adviser in the same capacity as it served under the Prior Sub-Advisory Agreement.

On February 7, 2020, BAM resigned as adviser to the Fund and terminated the Prior Sub-Advisory Agreement in advance of the Internalization that resulted in a change of control in BAM, which would have caused an “assignment,” as that term is used in the 1940 Act, of the Prior Sub-Advisory Agreement. Section 15 of the 1940 Act requires, among other things, that any investment advisory agreement provide for its automatic termination in the event of its “assignment.”

At the Board Meeting, the Board, including a majority of the Independent Trustees, approved (i) an interim sub-advisory agreement between BSP and Heitman, with respect to the Fund (the “Interim Sub-Advisory Agreement”), as permitted by Rule 15a-4 of the 1940 Act, to take effect upon the completion of the Transaction, and (ii) the New Sub-Advisory Agreement, subject to shareholder approval, to take effect on the Effective Date, [ ], 2020.

Pursuant to Article V, Section 4 of the Fund’s Agreement and Declaration of Trust and the requirements of the 1940 Act, the holders of a majority of the Fund’s outstanding voting securities as of December 31, 2019, the Record Date, approved the New Sub-Advisory Agreement by written consent. The Interim Sub-Advisory Agreement allows Heitman to continue providing sub-advisory services to the Fund during the period after the completion of the Transaction and before the Effective Date.

The Interim Sub-Advisory Agreement and New Sub-Advisory Agreement are identical in all material respects to the Prior Sub-Advisory Agreement, except that BSP is named as investment adviser and the agreements’ date of execution, effectiveness, and expiration are changed. Additionally, the indemnification provision has been updated so that the special damages clause is reciprocal with respect to BSP and Sub-Adviser. The fees to be charged under the Interim Sub-Advisory Agreement and the New Sub-Advisory Agreement are identical to the fees charged under the Prior Sub-Advisory Agreement, however, any fees accrued under the Interim Sub-Advisory Agreement will be held in escrow until the Effective Date of the New Sub-Advisory Agreement. There will be no changes to the Heitman personnel servicing the Fund, and there will be no change in the quality of services provided to the Fund.

The Sub-Advisory Agreement

The Board, including a majority of Independent Trustees, originally approved the Prior Sub-Advisory Agreement, dated September 25, 2018, at an in-person meeting held on July 10, 2018. The Prior Sub-Advisory Agreement was last submitted for shareholder approval when it was initially approved by the Fund’s sole shareholder on September 25, 2018. The Board most recently renewed the Prior Sub-Advisory Agreement at the meeting held on November 6, 2019. Under the terms of the Prior Sub-Advisory Agreement, Interim Sub-Advisory Agreement and the New Sub-Advisory Agreement, Heitman manages a portion of the Fund’s portfolio allocated to it by the investment adviser (the “Subadviser Assets”), and is entitled to receive a sub-advisory fee calculated at an annual rate of 0.50% of the Subadviser Assets average daily net assets, which is paid to Heitman by the investment adviser. For such compensation, Heitman manages a portion of the Fund’s portfolio subject to the investment policies and restrictions set forth in the Fund’s current prospectus and statement of additional information, and subject to supervision of the investment adviser and the Board. Additionally, Heitman is responsible for all expenses incurred by it in connection with its activities under the respective sub-advisory agreement, but is not responsible for the Fund’s or the investment adviser’s expenses as further described in the sub-advisory agreement. For the fiscal period of October 5, 2018 (commencement of operations) to September 30, 2019, Heitman received an aggregate of $117,248 in sub-advisory fees from BAM.

The New Sub-Advisory Agreement will continue in effect for an initial period of two years from the Effective Date, and from year to year thereafter provided such continuance is specifically approved at least annually by the Board or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. As with the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement automatically terminates upon assignment and may be terminated: (i) on sixty days’ written notice to the Heitman by vote of a majority of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by the investment adviser; or (ii) by Heitman on sixty days’ prior written notice to the investment adviser and the Fund.

The New Sub-Advisory Agreement, Interim Sub-Advisory Agreement and Prior Sub-Advisory Agreement provide that Heitman shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under the respective sub-advisory agreement.

The New Sub-Advisory Agreement is attached as Exhibit B. You should read the New Sub-Advisory Agreement in its entirety. The description in this Information Statement of the New Sub-Advisory Agreement is only a summary.

Information Regarding Heitman

Heitman has its principal place of business at 191 North Wacker Drive, Suite 2500, Chicago, Illinois 60606. Heitman was formed as a Delaware limited liability company and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

The name, address and principal occupation of the principal executive officer and each director or general partner of Heitman are set out in the table below:

Name and Address*	Principal Occupation
Maury R. Tognarelli	Manager
Jerome W. Ehlinger	Manager, Senior Managing Director
Lawrence J. Christensen	Chief Financial Officer, Manager, Secretary and Treasurer
Anthony Stamato	Chief Legal Officer
Shamina Sneed	Chief Compliance Officer, Deputy General Counsel

*	Unless otherwise noted, the address of each officer and director is 191 North Wacker Drive, Suite 2500, Chicago, Illinois 60606.

Heitman is a wholly owned subsidiary of Heitman LLC, a Delaware limited liability company with its principal place of business at 191 North Wacker Drive, Suite 2500, Chicago, Illinois 60606. Heitman LLC is owned and controlled by KE I LLC, a Delaware limited liability company, which is 100%, owned and controlled by certain employees of Heitman LLC.

Evaluation by the Board of Trustees (Sub-Advisory Agreement)

At the Board Meeting, the Board, including a majority of the Independent Trustees, considered the approval of the New Sub-Advisory Agreement and Interim Sub-Advisory Agreement (the “New Heitman Agreements”). In considering the approval of the New Heitman Agreements, the Trustees received materials specifically relating to the New Heitman Agreements and Heitman.

The Trustees considered the following material factors during their deliberations: (1) the nature, extent and quality of services to be provided by the Sub-Adviser; (2) the investment performance of the Fund and the Sub-Adviser; (3) the cost of services to be provided and the profits to be realized by the Sub-Adviser and its affiliates; (4) the extent to which economies of scale will be realized as the Fund grows; and (5) whether the fee levels reflect these economies of scale for the benefit of investors. The Trustees relied upon the advice of counsel and their own business judgment in determining the aforementioned material factors to be considered in evaluating the New Heitman Agreements and the weight to be given to each factor considered. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his or her conclusions with respect to the approval of the New Heitman Agreements.

Nature, Extent and Quality of Services. The Board considered that the Sub-Adviser was a wholly-owned subsidiary of Heitman LLC, a global real estate investment management firm founded in 1966 with over $44 billion in assets under management. The Board reviewed the services provided by the Sub-Adviser to the Fund since the Fund’s inception. The Board considered that there were no pending litigation matters, regulatory actions or material compliance matters that would adversely impact the Sub-Adviser or the Fund. The Board also considered the risk mitigation philosophy of the Sub-Adviser and its incorporation of risk mitigation principles into the implementation of its investment strategy. The Board discussed the continuity of management and the investment team at the Sub-Adviser since the Fund’s inception, and reviewed the background of the Sub-Adviser’s CCO who joined the firm in 2019. The Board concluded that the nature, extent, and quality of services provided by the Sub-Adviser were satisfactory.

Performance. The Board considered that the portion of the Fund managed by the Sub-Adviser returned 24.87% and 21.47% over the three quarters ended September 30, 2019 and since inception, respectively. The Board noted that during both periods, the FTSE NAREIT Equity REITs Index slightly outperformed the Subadviser Assets. The Board acknowledged that the underperformance relative to the benchmark was by design, and was attributable to the covered call overlay. The Board commented on the strong positive performance of the Subadviser Assets since the Fund’s inception and expressed satisfaction with the Sub-Adviser’s management team. The Board concluded that the investment performance of the Sub-Adviser was satisfactory.

Fees and Expenses. The Board considered the total expense ratio of the Fund and the fees paid to the Sub-Adviser. They discussed the reasonableness of the Sub-Advisory fee in relation to the allocation of duties between BSP and the Sub-Adviser. The Board considered the quality and experience of the Sub-Adviser’s personnel, and concluded that the proposed fee was not unreasonable in light of the quality of services provided, amount of assets under management, and costs associated with implementing the investment strategy.

Profitability. The Board reviewed the financial information provided by the Sub-Adviser, noting that for the year ended September 30, 2019, the Sub-Adviser earned a modest profit for its services to the Fund. The Board considered the quality of the Sub-Adviser and its track record of positive returns since the Fund’s inception. The Board further discussed the costs associated with managing the Subadviser Assets and concluded that excessive profitability was not a concern at this time.

Economies of Scale. The Board considered whether economies of scale had been achieved by the Sub-Adviser and whether the fee levels reflect these economies of scale in a manner that is fair and reasonable. The Board concluded that the fees appeared reasonable given the size of the Subadviser Assets and agreed to revisit the discussion of economies of scale if the assets managed by the Sub-Adviser grew in size.

Conclusion. Having requested and received such information from the Sub-Adviser as the Board believed to be reasonably necessary to evaluate the terms of the New Heitman Agreements, and as assisted by the advice of independent counsel, the Board concluded that entering into the New Heitman Agreements was in the best interests of the shareholders of the Fund.

ITEM 3

Approval of Election of

RICHARD J. BYRNE

to the Board of Trustees

At the Board Meeting, the Board, in reviewing the New Advisory Agreement and New Sub-Advisory Agreement, noted that the Transaction would result in the resignations of Amy L. Tait and Christopher Czarnecki from the Board. In order to fill one of the vacancies caused by these resignations and to acknowledge the role of BSP in the Fund’s operations, Richard J. Byrne was nominated for election to the Board by Z. Jamie Behar, Collete English Dixon and Michael E. Jones, each of whom is an Independent Trustee, serving on the Nominating and Corporate Governance Committee. At the Board Meeting, the Board, upon recommendation of the Nominating and Corporate Governance Committee, approved Mr. Byrne’s appointment to the Board, effective upon the close of the Transaction.

Pursuant to Article V, Section 4 of the Fund’s Agreement and Declaration of Trust and the requirements of the 1940 Act, the holders of a majority of the Fund’s outstanding voting securities as of the Record Date approved the election of Richard J. Byrne to the Board. The Board noted that Richard J. Byrne is considered an “interested person” as that term is defined in the 1940 Act, due to his affiliation with BSP, as further discussed below. After the resignations on February 7, 2020 of Amy L. Tait and Christopher Czarnecki, who were “interested persons” as that term is defined in the 1940 Act due to their affiliation with BAM, and the commencement of the term of Richard J. Byrne, the Board will remain majority independent.

Information about the New Trustee and the Board

Below is information about the Richard J. Byrne and the attributes that qualify him to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing a Trustee’s qualifications.

The Board believes that Richard J. Byrne possesses experiences, qualifications, and skills valuable to the Fund. He has substantial business experience, effective leadership skills and an ability to critically review, evaluate and assess information.

Richard J. Byrne. Mr. Byrne is President of BSP and serves as chairman and chief executive officer of Benefit Street Partners Realty Trust, Inc. and chairman and chief executive officer of Business Development Corporation of America. Prior to joining BSP in April 2013, Mr. Byrne was chief executive officer of Deutsche Bank Securities, Inc. He was also the global co-head of capital markets at Deutsche Bank as well as a member of the global banking executive committee and the global markets executive committee. Before joining Deutsche Bank, Mr. Byrne was global co-head of the leveraged finance group and global head of credit research at Merrill Lynch, Co. He was also a perennially top ranked credit analyst. Mr. Byrne earned an MBA from the Kellogg School of Management at Northwestern University and a BA from Binghamton University. Mr. Byrne is a member of the Board of Directors of Wynn Resorts Ltd. and New York Road Runners. Mr. Byrne previously served as a member of the Board of Directors of MFA Financial, Inc. Mr. Byrne’s experience as an executive and in the investment management and finance industries will contribute to the Board’s effectiveness in overseeing and managing the operations of the Fund.

The New Trustee

Additional information about Richard J. Byrne, who is considered an “interested person” as defined in the 1940 Act, is set forth in the following table:

Name, Address and Year of Birth	Position(s) Held with the Fund	Length of Time Served and Term of Office	Principal Occupation During the Past Five Years	Number of Portfolios in the Fund Complex* to be Overseen by Trustee	Other Directorships Held by Trustee
Richard J. Byrne^ c/o Benefit Street Partners L.L.C., 9 West 57th Street, Suite 4920, New York, New York 10019 (1961)	Chairman, Chief Executive Officer, Trustee	Since 2020, Indefinite	President, Benefit Street Partners L.L.C. (2013 – Present); Chairman and Chief Executive Officer, Business Development Company of America (2016 – Present); Chairman and Chief Executive Officer, Benefit Street Realty Partners Trust, Inc. (2016 – Present); Chief Executive Officer, Deutsche Bank Securities (2008 – 2013); Global Co-Head of Capital Markets, Deutsche Bank (2006 – 2013)	1	Wynn Resorts Ltd.; New York Road Runners

* The term “Fund Complex” refers to the Fund.

^	Richard J. Byrne is considered an “interested person” as that term is defined in the 1940 Act because of his position as president of Benefit Street Partners L.L.C., the investment adviser to the Fund.

Incumbent Independent Trustees

The following table provides information regarding the incumbent Independent Trustees, each was previously elected by shareholders to his or her position.

Name, Address* and Year of Birth	Position(s) Held with the Fund	Length of Time Served and Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in the Fund Complex*** to be Overseen by Trustee	Other Directorships Held by Trustee
Z. Jamie Behar (1957)	Trustee	Since October 2018	Investment Management Consultant for Evercore Trust Company, 2016-2017; Managing Director, Real Estate & Alternative Investments for GM Investment Management Corporation, 2005-2015.	1	Sunstone Hotel Investors, Inc.; ARMOUR Residential REIT, Inc.; Shurgard Self Storage SA; Broadtree Residential Inc.; Puppies Behind Bars
Collete English Dixon (1957)	Trustee	Since October 2018	Executive Director of the Marshall Bennett Institute of Real Estate and Chair of the Real Estate Department of the Heller College of Business at Roosevelt University, 2017-present; Managing Principal of Libra Investments Group, LLC, 2016-present; Executive Director and Vice President of Transactions, for PGIM Real Estate, 2008-2016.	1	Housing Partnership Equity Trust; Community Investment Corporation; Waterton Associates

Name, Address* and Year of Birth	Position(s) Held with the Fund	Length of Time Served and Term of Office*	Principal Occupation During the Past Five Years	Number of Portfolios in the Fund Complex*** to be Overseen by Trustee	Other Directorships Held by Trustee
Michael E. Jones (1954)	Trustee	Since October 2018	Co-Founder and Chief Investment Strategist of High Probability Advisors, LLC, 2017-present; Senior Vice President and Senior Portfolio Management for Federated Clover Investment Advisors, 2008-2014.	1	Reef Consulting and Investment, Inc.; Manning & Napier, Inc.

*	The address for each Trustee is c/o Broadstone Real Estate Access Fund, 800 Clinton Square, Rochester, New York 14604.
**	The term of office for each Trustee listed above will continue indefinitely.
***	The term “Fund Complex” refers to the Fund.

Officers

The following table provides information regarding the officers of the Fund who are not Trustees.

Name, Address* and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served**	Principal Occupations During the Past 5 Years
Kate Davis 800 Clinton Square, Rochester, New York 14604 (1981)	President and Portfolio Manager	Since October 2018	President and Portfolio Manager of Broadstone Real Estate Access Fund, 2017 – present; Portfolio Manager and Head of Research & Operations for the Resource Real Estate Diversified Income Fund at Resource America, Inc., June 2014 – August 2017; Vice President, Real Estate Credit for Resource America, Inc., January 2013 – June 2014; Corporate Finance and Business Development at Microsoft, 2008-2013.
Lucas Foss 1290 Broadway, Suite 1100, Denver, CO 80203 (1977)	Chief Compliance Officer	Since October 2018	Vice President and Deputy Chief Compliance Officer, ALPS Fund Services, Inc., 2017 – present; Director of Compliance, Transamerica Asset Management, 2015 – 2017; Deputy Chief Compliance Officer, ALPS Fund Services, Inc. 2012 – 2015.
Jerome S. Baglien (1976)	Chief Financial Officer	Since 2020	Chief Financial Officer and Treasurer, Benefit Street Partners Realty Trust, Inc. (2016 – Present); Director of Fund Finance, GTIS Partners LP (2008 – 2016); Account Manager, iStar (2005 – 2008)
Leeor P. Avigdor (1981)	Secretary	Since 2020	Managing Director, Strategic Development, Benefit Street Partners L.L.C. (2015 – Present); Director, Financial Institutions Banking Group, Barclays (2011 – 2015)

*	The address for each officer, unless otherwise noted, is c/o Benefit Street Partners L.L.C., 9 West 57th Street, Suite 4920, New York, New York 10019.
**	The term of office for each officer listed above will continue indefinitely.

Incumbent Trustee Qualifications

Below are summaries of the qualifications of the incumbent Trustees. The Board has concluded that each of these Trustees is qualified to serve on the Board because of his or her ability to review and understand information about the Fund provided by management, to identify and request other information he or she may deem relevant to the performance of the Trustees’ duties, to question management and other service providers regarding material factors bearing on the management and administration of the Fund, and to exercise his or her business judgment in a manner that serves the best interests of the Funds’ shareholders. The experiences, qualifications, attributes and skills of each Trustee, as described below, qualify them to serve as a Trustee of the Trust.

Z. Jamie Behar. Ms. Behar serves or has served on the Board of Directors of several companies including, but not limited to, Sunstone Hotel Investors, Inc., Shurgard Self-Storage SA, Forest City Realty Trust and ARMOUR Residential REIT, Inc. She was Managing Director, Real Estate & Alternative Investments, for GM Investment Management Corporation (“GMIM”) from October 2005 through 2015. At GMIM, she was also a member of the Board of Directors, the Investment Management Committee, the Private Equity Investment Approval Committee and the Risk Management Committee. Ms. Behar holds a B.S.E. (magna cum laude) from The Wharton School, University of Pennsylvania, an M.B.A. from Columbia University Graduate School of Business, and the Chartered Financial Analyst (CFA) designation.

Collete English Dixon. Ms. Dixon is the Executive Director of the Marshall Bennett Institute of Real Estate and Chair of the Real Estate Department of the Heller College of Business at Roosevelt University and Managing Principal of Libra Investments Group, LLC. Prior to this, Ms. Dixon was the Executive Director and Vice President of Transactions for PGIM Real Estate from 2008-2016 and has over 30 years of experience in the real estate industry. She has a bachelor’s degree in business administration-finance from the University of Notre Dame and an MBA from Mercer University.

Michael E. Jones. Mr. Jones has over 30 years of investment experience. He is the Co-Founder and Chief Investment Strategist of High Probability Advisors, LLC. Prior to this he was Senior Vice President and Senior Portfolio Management for Federated Clover Investment Advisors from 2008 to 2014. He is a life trustee and member of the investment committee for the University of Rochester and a member of the investment committees of Keystone College and The Farash Foundation.

Beneficial Ownership by Trustees

The following table shows the dollar range of the shares of the Fund beneficially owned by each Trustee as of [ ], 2020.

Name of the Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen or to be Overseen by the Nominee in Family of Investment Companies
Z. Jamie Behar
Collete English Dixon
Michael E. Jones
Richard J. Byrne

Board Leadership Structure

Richard J. Byrne is the Chairman of the Board. Under the Declaration of Trust and Bylaws, the Chairman of the Board is responsible for (a) presiding at Board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Fund policies, including (i) setting the agendas for Board meetings and (ii) providing information to Board members in advance of each Board meeting and between Board meetings. The Fund believes that its Chairman, the Chairs of the Audit Committee and of the Nominating and Corporate Governance Committee, and as an entity, the full Board, provide effective leadership that is in the best interests of the Fund and each shareholder.

Richard J. Byrne may be deemed to be an interested person of the Fund by virtue of his senior management role at BSP. The Trustees have determined that an interested Chairman is appropriate and benefits shareholders because an interested Chairman has a professional stake in the quality and continuity of services provided to the Fund. Michael E. Jones currently serves as the lead Independent Trustee of the Fund. The Independent Trustees have determined that they can act independently and effectively without having an Independent Trustee serve as Chairman and that a key structural component for assuring that they are in a position to do so is for the Independent Trustees to constitute a substantial majority of the Board. During the fiscal period from October 5, 2018 (commencement of operations) to September 30, 2019, the Board met 4 times.

Board Risk Oversight

The Board has a standing independent Audit Committee with a separate chair. The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary. The Audit Committee considers financial and reporting risk within its area of responsibilities. Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the Chief Compliance Officer is the primary recipient and communicator of such risk-related information.

Compensation

Each Independent Trustee receives an annual retainer fee of $25,000 (to be pro-rated for a partial term). The Fund also pays each Independent Trustee a fee of $1,000 for each meeting of the Board (or committees of the Board) attended, provided that an Independent Trustee will not receive separate meeting fees for attending committee meetings held on the same day that the Independent Trustee received a fee for attending a meeting of the Board. The Fund also reimburses the Independent Trustees for reasonable and documented out-of-pocket expenses incurred in connection with attending each Board or committee meeting. In addition, the chairman of each of the Audit Committee and the Nominating and Corporate Governance Committee will receive an annual retainer of $5,000.

The table below details the aggregate compensation to be earned by each Trustee for the fiscal period from October 5, 2018 (commencement of operations) to September 30, 2019. None of the executive officers receive compensation from the Fund. The Fund does not have a bonus, profit sharing, pension or retirement plan.

Name of Trustee	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Complex Paid to Trustees
Christopher J. Czarnecki*	$0	$0	$0	$0
Amy L. Tait*	$0	$0	$0	$0
Z. Jamie Behar	$26,750	$0	$0	$26,750
Collete English Dixon	$21,750	$0	$0	$21,750
Michael E. Jones	$26,750	$0	$0	$26,750

*	While Amy L. Tait and Christopher J. Czarnecki were Trustees on December 31, 2019, both resigned on February 7, 2020 as described in this Item III.

Board Committees

In addition to serving on the Board, Trustees may also serve on the Audit Committee of the Fund or the Nominating and Corporate Governance Committee of the Fund, both of which have been established by the Board to handle certain designated responsibilities. The Board has designated a chairman of the Audit Committee and the Nominating and Corporate Governance Committee. Subject to applicable laws, the Board may establish additional committees, change the membership of any committee, fill all vacancies and designate alternate members to replace any absent or disqualified member of any committee, or to dissolve any committee as it deems necessary and in the Fund’s best interest.

Audit Committee

The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board and is responsible for selecting, engaging and discharging the Fund’s independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Fund’s independent registered public accounting firm, approving professional services provided by the Fund’s independent registered public accounting firm (including compensation therefor), reviewing the independence of the Fund’s independent registered public accounting firm and reviewing the adequacy of the Fund’s internal control over financial reporting. The Audit Committee is responsible for aiding the Board in fair value pricing of debt and equity securities that are not publicly traded or for which current market values are not readily available. On a quarterly basis, the Audit Committee reviews the valuation determinations made with respect to the Fund’s investments during the preceding quarter and evaluates whether such determinations were made in a manner consistent with the Fund’s valuation process. The members of the audit committee are Michael E. Jones and Collete English Dixon, each of whom is an Independent Trustee. Michael E. Jones serves as the chairman of the Audit Committee. The Board has determined that Michael E. Jones is an “audit committee financial expert” as defined under SEC rules. During the fiscal period from October 5, 2018 (commencement of operations) to September 30, 2019, the Audit Committee met one time.

With respect to the Annual Report to shareholders dated September 30, 2019, the Audit Committee (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission, (iii) received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant's independence, and (iv) recommended to the Board, based on the review and discussions noted above, that the audited financial statements of the Fund be included in the Annual Report to shareholders dated September 30, 2019.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee (the “Nominating Committee”) that consists of all of the Independent Trustees and is governed by the Nominating and Corporate Governance Committee Charter. The Nominating Committee is responsible for selecting, researching, and nominating Trustees for election by the Fund’s shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Fund’s management. The Nominating Committee will consider recommendations for candidates from any source it deems appropriate. The Nominating Committee accepts nominations from shareholders as discussed in “Shareholder Proposals” in this Information Statement. The Nominating Committee shall evaluate candidates’ qualifications for Board membership and their independence from the Fund’s investment adviser and other principal service providers. In determining candidates’ qualifications for Board membership, the Nominating Committee may consider a variety of factors, including senior-level business, management or regulatory experience; character and integrity; financial literacy or other professional or business experience relevant to an understanding of the Fund and its business and diversity of viewpoints, backgrounds, experiences and other demographics. The Nominating Committee also considers the current composition of the Board and the interplay of a candidate’s individual experiences, lifestyle, education, skills, economic circumstances, background and other qualities and attributes with those of the other Board members. The members of the Nominating Committee are Michael E. Jones, Collete English Dixon and Z. Jamie Behar, each of whom is an Independent Trustee. Z. Jamie Behar serves as the chairman of the Nominating and Corporate Governance Committee. During the fiscal period from October 5, 2018 (commencement of operations) to September 30, 2019, the Nominating Committee did not meet.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a continuously offered, non-diversified, closed-end management investment company operating as an interval fund and organized as a Delaware statutory trust. The Fund’s principal executive offices are located at 800 Clinton Square, Rochester, New York 14604, and its telephone number is 1-833-280-4479. The Board supervises the business activities of the Fund. Like other investment companies, the Fund retains various organizations to perform specialized services. The Fund currently retains BSP as the investment adviser for the Fund and Heitman as the investment sub-adviser. ALPS Distributors, Inc., located at 1290 Broadway, Suite 1100, Denver, CO 80203, serves as the Fund’s principal underwriter and acts as the distributor of the Fund’s shares. ALPS Fund Services, Inc., located at 1290 Broadway, Suite 1100, Denver, CO 80203, serves as Administrator to the Fund.

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Fund’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund’s proxy materials must be received by the Fund within a reasonable time before the solicitation is made. The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act that must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Broadstone Real Estate Access Fund, 800 Clinton Square, Rochester, New York 14604. Shareholder proposals may also be raised from the floor at a shareholder meeting without prior notice to the Fund.

VOTING SECURITIES

As of the Record Date there were shares of beneficial interest in the Fund issued and outstanding as follows:

Share Class	Number of Shares
Class W	51,336.673
Class I	5,161,752.639

Security Ownership of Management AND Certain Beneficial Owners

As of [ ], 2020 the following shareholders of record owned 5% or more of the outstanding shares of the Fund:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

As of [ ], 2020 the Trustees and officers of the Fund beneficially owned the following:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Z. Jamie Behar
Collete English Dixon
Michael E. Jones
Richard J. Byrne
Kate Davis
Lucas Foss
Leeor P. Avigdor
Jerome S. Baglien

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Fund may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Fund if you wish to receive a separate copy of the Information Statement, and the Fund will promptly mail a copy to you. You may also call or write to the Fund if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Fund at 1-(833) 280-4479.

EXHIBIT A

FORM OF

INVESTMENT ADVISORY AGREEMENT

Between

BROADSTONE REAL ESTATE ACCESS FUND

and

BENEFIT STREET PARTNERS L.L.C.

This INVESTMENT ADVISORY AGREEMENT, made as of [ ], 2020 between Broadstone Real Estate Access Fund, a Delaware statutory trust (the “Fund”), and Benefit Street Partners L.L.C. a Delaware limited liability company (the “Investment Adviser”), located at 9 West 57th Street, Suite 4920, New York, New York 10019.

RECITALS:

WHEREAS, the Fund is a closed-end management investment company that is operated as an interval fund and is registered as such under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Fund is authorized to issue shares of beneficial interest;

WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Fund desires to retain the Investment Adviser to render investment advisory services to the Fund with respect to the Fund in the manner and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Appointment.

The Fund appoints the Investment Adviser as investment adviser with respect to the Fund’s assets for the period and on the terms set forth in this Agreement, and the Investment Adviser accepts such appointment.

2.	Authority and Duties of the Investment Adviser.

(a)	The Investment Adviser, to the extent permitted by applicable laws, rules and regulatory interpretations, agrees to furnish continuously an investment program for the Fund. In this regard the Investment Adviser will manage the investment and reinvestment of the Fund’s assets, determine what investments will be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund will be held uninvested, and continuously review, supervise and administer the investment program of the Fund.

The Fund constitutes and appoints the Investment Adviser as the Fund’s true and lawful representative and attorney-in-fact, with full power of delegation (to any one or more permitted sub-advisers), in the Fund’s name, place and stead, to make, execute, sign, acknowledge and deliver all subscription and other agreements, contracts and undertakings on behalf of the Fund as the Investment Adviser may deem necessary or advisable for implementing the investment program of the Fund by purchasing, selling and redeeming its assets and placing orders for such purchases and sales. Any delegation of duties pursuant to this paragraph shall comply with all applicable provisions of Section 15 of the Investment Company Act, except to the extent otherwise permitted by any exemptive order of the Securities and Exchange Commission, or similar relief.

The Fund may delegate to the Investment Adviser, subject to revocation at the discretion of its board of trustees (the “Board” or “Trustees”), the responsibility for voting proxies relating to the Fund’s portfolio securities pursuant to written proxy voting policies and procedures established by the Investment Adviser. Notwithstanding such delegation, with respect to securities issued by an investment vehicle or fund in which the Fund may invest in the future and that is managed by the Investment Adviser, the Fund will reserve the right, and will not delegate responsibility to the Investment Adviser, to vote any proxies relating to such securities, pursuant to applicable law including the Investment Company Act.

(b)	The Investment Adviser agrees that it will discharge its responsibilities under this Agreement subject to the supervision of the Board and in accordance with the terms hereof, the Fund’s Agreement and Declaration of Trust and Bylaws, the investment objectives, policies, guidelines and restrictions of the Fund, the Investment Company Act, the applicable rules and regulations of the Securities and Exchange Commission and other applicable federal and state laws, and any policies determined by the Fund’s Board, all as from time to time in effect.

(c)	Subject to the prior approval of a majority of the Trustees, including a majority of the Trustees who are not “interested persons” of the Fund and, to the extent required by the Investment Company Act and the rules and regulations thereunder, subject to any applicable guidance, exemptive order or interpretation of the Securities and Exchange Commission or its staff, by the shareholders of the Fund, the Investment Adviser may, from time to time, delegate to a sub-adviser any of the Investment Adviser’s duties under this Agreement, including the management of all or a portion of the assets being managed. In all instances, however, the Investment Adviser must oversee the provision of delegated services, the Investment Adviser must bear the separate costs of employing any sub-adviser (provided that the Fund will remain responsible for its own expenses, as described in Section 4 below), and no delegation will relieve the Investment Adviser of any of its obligations under this Agreement.

3. Fees.

The Fund will pay to the Investment Adviser, as compensation for the services rendered, facilities furnished, and expenses borne by the Investment Adviser hereunder, a management fee (“Management Fee”). The Management Fee is accrued daily and payable monthly. The Management Fee is calculated at the annual rate of 1.25% of the Fund’s average daily net assets. In the event the Investment Adviser is not acting as such for an entire month, the Management Fee payable by the Fund for the month shall be prorated to reflect the portion of the month in which the Investment Adviser is acting as such under this Agreement. For the avoidance of doubt, the Investment Adviser may, within its discretion, waive and/or otherwise limit any portion of its fees for any time period and may recoup such waived fees in subsequent periods as may be disclosed to shareholders and approved by the Board from time to time.

4. Expenses.

(a)	Other than as specifically indicated in this Agreement, the Investment Adviser shall not be required to pay any expenses of the Fund. The Investment Adviser shall bear its own operating and overhead expenses attributable to its duties hereunder (such as salaries, bonuses, rent, office and administrative expenses, depreciation and amortization, and auditing expenses); provided, however, that the Fund, and not the Investment Adviser, shall bear travel expenses (or an appropriate portion thereof) of Trustees or Fund officers who are partners, directors, trustees, or employees of the Investment Adviser to the extent that such expenses relate to attendance at meetings of the Board or any committees thereof or advisers thereto; further provided, however, that the Fund may bear all or a portion of the expenses related to the Fund’s chief compliance officer, as may be approved by the Board from time to time. The Fund is not responsible for the overhead expenses of the Investment Adviser.

(b)	Except as otherwise provided in this Agreement or by law, the Investment Adviser shall not be responsible for the Fund’s expenses and the Fund assumes and shall pay or cause to be paid all of its expenses, including without limitation: organizational and offering expenses (including without limitation out-of-pocket expenses, but not overhead or employee costs of the Investment Adviser); expenses for legal, accounting and auditing services (including expenses of legal counsel to the Trustees who are not interested persons (as defined in the Investment Company Act) of the Fund or the Investment Adviser); taxes (including without limitation securities and commodities issuance and transfer taxes) and governmental fees (including without limitation fees payable by the Fund to Federal, State or other governmental agencies and associated filing costs); dues and expenses incurred in connection with membership in investment company organizations (including without limitation membership dues of the Investment Company Institute); costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, depositories, transfer agents, dividend disbursing agents and dividend reinvestment plan agents (including under the custody, administration and other agreements); costs of valuation service providers retained by the Fund or the Investment Adviser; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); postage, freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of Trustees who are not interested persons (as defined in the Investment Company Act) of the Fund or the Investment Adviser and of any other trustees or members of any advisory board or committee who are not employees of the Investment Adviser or any corporate affiliate of the Investment Adviser; salaries of shareholder relations personnel; costs of shareholder meetings; insurance (including without limitation insurance premiums on property or personnel (including without limitation officers and Trustees) of the Fund which inure to its benefit); interest; brokerage costs (including without limitation brokers’ commissions or transactions costs chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party); the Fund’s proportionate share of expenses related to co-investments; broken deal expenses (including, without limitation, research costs, fees and expenses of legal, financial, accounting, consulting or other advisors (including the Investment Adviser or its affiliates) in connection with conducting due diligence or otherwise pursuing a particular non-consummated transaction, fees and expenses in connection with arranging financing for a particular non-consummated transaction, travel costs, deposits or down payments that are forfeited in connection with, or amounts paid as a penalty for, a particular non-consummated transaction and other expenses incurred in connection with activities related to a particular non-consummated transaction); all expenses incident to the payment of any dividend, distribution (including any dividend or distribution program), withdrawal or redemption, whether in shares or in cash; the costs associated with the Fund’s share repurchase program; the cost of making investments (including third-party fees and expenses with respect to or associated with negotiating any such investments) purchased or sold for the Fund; litigation and other extraordinary or non-recurring expenses (including without limitation legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund’s operations.

The Fund shall reimburse the Investment Adviser or its affiliates for any expenses of the Fund as may be reasonably incurred as specifically provided for in this Agreement (including, for the avoidance of doubt, any of the above expenses incurred by the Investment Adviser or its affiliates on the Fund’s behalf) or as specifically agreed to by the Board. The Investment Adviser shall keep and supply to the Fund reasonable records of all such expenses.

(c)	The Investment Adviser will place orders either directly with the issuer or with brokers or dealers selected by the Investment Adviser. In the selection of such brokers or dealers and the placing of such orders, the Investment Adviser will use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Investment Adviser, bearing in mind the Fund’s best interests at all times, will consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. The Investment Adviser will not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Investment Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Investment Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Investment Adviser’s overall responsibilities with respect to the Fund and/or to other clients of the Investment Adviser as to which the Investment Adviser exercises investment discretion. In no instance, however, will the Fund’s securities be purchased from or sold to the Investment Adviser, or any “affiliated person” thereof, except to the extent permitted by the Securities and Exchange Commission or by applicable law.

5. Other Activities and Investments.

(a)	The Investment Adviser and its affiliates and any of their respective members, partners, officers, and employees shall devote so much of their time to the affairs of the Fund as in the judgment of the Investment Adviser the conduct of its business shall reasonably require, and none of the Investment Adviser or its affiliates shall be obligated to do or perform any act or thing in connection with the business of the Fund not expressly set forth herein.

(b)	The services of the Investment Adviser to the Fund are not to be deemed exclusive, and the Investment Adviser is free to render similar services to others so long as its services to the Fund are not impaired thereby. To the extent that affiliates of, or other accounts managed by, the Investment Adviser invest in underlying funds or other investment opportunities that limit the amount of assets and the number of accounts that they will manage, the Investment Adviser may be required to choose between the Fund and other accounts or affiliated entities in making allocation decisions. The Investment Adviser will make allocation decisions in a manner it believes to be equitable to each account. It is recognized that in some cases this may adversely affect the price paid or received by the Fund or the size or position obtainable for or disposed by the Fund. Nothing herein contained in this Section 5 shall be deemed to preclude the Investment Adviser or its affiliates from exercising investment responsibility, from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling, holding or otherwise dealing with any securities of underlying funds or other investment opportunities for the account of any such other business, for their own accounts, for any of their family members or for other clients.

(c)	It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Investment Adviser, and in any person controlled by or under common control with the Investment Adviser, and that the Investment Adviser and any person controlled by or under common control with the Investment Adviser may have an interest in the Fund. It is also understood that the Investment Adviser and any person controlled by or under common control with the Investment Adviser may have advisory, management, service or other contracts with other organizations and persons and may have other interests and business.

6.	Reports and Other Information.

(a)	The Fund and the Investment Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with respect to their affairs as each may reasonably request. The Investment Adviser further agrees to furnish to the Fund, if applicable, the same such documents and information pertaining to any sub-adviser as the Fund may reasonably request.

(b)	Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and 31a-2 under the Investment Company Act which are prepared or maintained by the Investment Adviser (or any sub-adviser) on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund on request. The Investment Adviser further agrees to preserve the necessary records for the periods prescribed in Rule 31a-2 under the Investment Company Act.

7.	Scope of Liability; Indemnification.

(a)	In the absence of willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser, or reckless disregard of its obligations and duties hereunder, the Investment Adviser shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder. The Fund shall, to the fullest extent permitted by law, indemnify and hold harmless the Investment Adviser, its affiliates and any of their respective partners, members, directors, officers, employees or shareholders (the “Indemnitees”) from and against any and all claims, liabilities, damages, losses, costs and expenses, that are incurred by any Indemnitee and that arise out of or in connection with the performance or non-performance of or by the Indemnitee of any of the Investment Adviser’s responsibilities hereunder; provided, however, that no Indemnitee shall be indemnified against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the Indemnitee’s duties under this Agreement (“disabling conduct”).

(b)	Expenses, including reasonable counsel fees incurred by the Indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of a proceeding upon receipt by the Fund of an undertaking by or on behalf of the Indemnitee to repay amounts so paid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Agreement. As used in this Agreement, the term “interested person” shall have the same meaning set forth in the Investment Company Act.

8. Independent Contractor.

For all purposes of this Agreement, the Investment Adviser shall be an independent contractor and not an employee or dependent agent of the Fund; nor shall anything herein be construed as making the Fund a partner or co-venturer with the Investment Adviser or any of its affiliates or clients. Except as provided in this Agreement, the Investment Adviser shall have no authority to bind, obligate or represent the Fund.

9. Term; Termination; Renewal.

This Agreement shall become effective as of the date of its execution, and

(a)	unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the members of the Board who are not “interested persons” of the Fund or the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval;

(b)	this Agreement may at any time be terminated on sixty days’ written notice to the Investment Adviser either by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund;
(c)	this Agreement shall automatically terminate in the event of its assignment; and

(d)	this Agreement may be terminated by the Investment Adviser on sixty days’ prior written notice to the Fund.

Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty. For purposes of this Section 9, the terms “assignment,” “interested persons,” and “vote of a majority of the outstanding voting securities” shall have their respective meanings defined in the Investment Company Act, subject, however, to such exemptions or no-action positions as may be granted by the Securities and Exchange Commission or its staff under the Investment Company Act.

10.	Amendment; Modification; Waiver.

This Agreement shall not be amended, nor shall any provision of this Agreement be considered modified or waived, unless evidenced by a writing signed by the parties hereto, and in compliance with applicable provisions of the Investment Company Act.

11.	Use of the Name “Broadstone.”

The Investment Adviser represents that it has a license or other right to use the term “Broadstone.” The Investment Adviser grants to the Fund a royalty-free, non-exclusive license to use the name “Broadstone” in the name of the Fund for the duration of this Agreement and its license, and any extensions or renewals thereof. The Fund’s license to use the term Broadstone may, upon termination of this Agreement or the Investment Adviser’s license, be terminated by the Investment Adviser, in which event the Fund shall promptly take whatever action may be necessary (including calling a meeting of its Board or shareholders) to change its name and to discontinue any further use of the name “Broadstone” in the name of the Fund or otherwise.

12.	Notices.

Except as otherwise provided herein, all communications hereunder shall be in writing and shall be delivered by mail, hand delivery or courier at the address below, or sent by telecopier or electronically to the requisite party, as specified by such party.

Address if to the Investment Adviser:

c/o Benefit Street Partners L.L.C.

9 West 57th Street, Suite 4920

New York, New York 10019

Address if to the Fund:

c/o Broadstone Real Estate Access Fund

800 Clinton Square

Rochester, New York 14604

13.	Governing Law.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York which are applicable to contracts made and entirely to be performed therein, without regard to the place of performance hereunder.

14.	Fund Obligations.

This Agreement is made by the Fund, and executed on behalf of the Fund by an officer, and the obligations created hereby are not binding on any of the shareholders, Trustees, employees, or agents, whether past, present, or future, of the Fund individually, but bind only the assets and property of the Fund.

15. Counterparts.

This Agreement may be executed in multiple counterparts all of which counterparts together shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BROADSTONE REAL ESTATE ACCESS FUND,
a Delaware statutory trust

By:

Name:

Title:

BENEFIT STREET PARTNERS L.L.C. a Delaware limited liability company

By:

Name:

Title:

EXHIBIT B

FORM OF

SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of the [ ] day of [ ], 2020, by and between Benefit Street Partners L.L.C. (the “Adviser”), a Delaware limited liability company registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and Heitman Real Estate Securities LLC, a limited liability company organized under the laws of the State of Delaware (the “Subadviser”) and also registered under the Advisers Act, with respect to the Broadstone Real Estate Access Fund, a Delaware statutory trust (the “Fund”).

W I T N E S S E T H:

WHEREAS, the Fund is registered with the U.S. Securities and Exchange Commission (the “SEC”) as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Fund dated as of the [ ] day of [ ] 2020 (the “Advisory Agreement”), been retained to act as investment adviser for the Fund;

WHEREAS, the Adviser represents that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain the Subadviser to assist it in the provision of a continuous investment program for that portion of the Fund’s assets that the Adviser will assign to the Subadviser, and the Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement,

NOW, THEREFORE, the parties do mutually agree and promise as follows with respect to the Fund:

1. Appointment as Subadviser. The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage that portion of the Fund’s portfolio allocated from time to time to the Subadviser by the Adviser (the “Subadviser Assets”) subject to the supervision of the Adviser and the Board of Trustees of the Fund and subject to the terms of this Agreement; and the Subadviser hereby accepts such appointment and agrees to furnish the services set forth in this Agreement for the compensation herein provided. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser and certain of its affiliates may act as investment adviser to one or more other investment companies and other managed accounts and that the Adviser and the Fund do not object to such activities.

2. Duties of Subadviser.

(a) Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund’s prospectus (“Prospectus”) and statement of additional information (“SAI”) as currently in effect and, as soon as practical after the Fund or the Adviser notifies the Subadviser thereof in writing, as supplemented or amended from time to time and subject to the directions of the Adviser and the Fund’s Board of Trustees, to monitor on a continuous basis the performance of the Subadviser Assets and to conduct a continuous program of investment, evaluation and, if the Subadviser deems appropriate, sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser’s activities under this Agreement, including, without limitation, providing information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund’s affairs.

(b) Compliance with Applicable Laws and Governing Documents. In the performance of its services under this Agreement, the Subadviser shall act in conformity with the Prospectus, SAI and the Fund’s Agreement and Declaration of Trust and Bylaws as currently in effect and, as soon as practical after the Fund or the Adviser notifies the Subadviser thereof in writing, as supplemented, amended and/or restated from time to time (referred to hereinafter as the “Declaration of Trust” and “Bylaws,” respectively) and with the instructions and directions received in writing from the Adviser or the Trustees of the Fund and will conform to, and comply with, the requirements of the 1940 Act, the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations. Without limiting the preceding sentence, the Adviser promptly shall notify the Subadviser as to any act or omission of the Subadviser hereunder that the Adviser reasonably deems to constitute or to be the basis of any noncompliance or nonconformance with any of the Fund’s Declaration of Trust and Bylaws, the Prospectus and the SAI, the instructions and directions received in writing from the Adviser or the Trustees of the Fund, the 1940 Act, the Code, and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund’s and the Fund’s overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets. The Adviser timely will provide the Subadviser with a copy of the minutes of the meetings of the Board of Trustees of the Fund to the extent they may affect the Fund or the services of the Subadviser, copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund’s investment objectives, policies and restrictions as stated in the Prospectus and SAI, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided that the Subadviser has received prompt written notice of the effectiveness of such changes from the Fund or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus and SAI reflecting such changes. The Adviser acknowledges and will ensure that the Prospectus and SAI will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Fund or to the Adviser for inclusion in the Prospectus and SAI. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus, SAI or in the Fund’s Registration Statement on Form N-2 and any amendments thereto.

To enable the Subadviser to comply with the transaction restrictions set forth in the Investment Company Act, the Adviser agrees that it will (a) provide the Subadviser prior to the commencement of the Subadviser’s services hereunder with a list of affiliated persons (as such term is defined under the 1940 Act) of the Fund and the Adviser and (b) shall provide an updated list to Subadviser quarterly and from time to time upon Subadviser’s request. Notwithstanding the above provisions, the Subadviser shall be entitled to rely on the most recent list provided.

(c) Voting of Proxies. The Adviser hereby delegates to the Subadviser the Adviser’s discretionary authority to exercise voting rights with respect to the securities and other investments in the Subadviser Assets and authorizes the Subadviser to delegate further such discretionary authority to a designee identified in a notice given to the Fund and the Adviser. The Subadviser, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser or the Fund or take any action with respect thereto.

The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Subadviser’s voting record with respect to the Fund’s securities and other information necessary for the Fund to complete information required by Form N-2 under the 1940 Act and the Securities Act of 1933, as amended (the “Securities Act”), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

(d) Agent. Subject to any other written instructions of the Adviser or the Fund, the Subadviser is hereby appointed the Adviser’s and the Fund’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Fund with copies of any such agreements executed on behalf of the Adviser or the Fund.

(e) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the plenary authority of the Fund’s Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the investment and reinvestment, including without limitation purchase and sale of the Subadviser Assets with or through, such persons, counterparties, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers (collectively “Brokers”) as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Fund’s Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund’s account with Brokers selected by the Subadviser. In the selection of such Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions. The Subadviser shall not consider a Broker’s sale of Fund shares when selecting the Broker to execute trades. Notwithstanding the foregoing, neither the Fund nor the Adviser shall instruct the Subadviser to place orders with any particular Broker(s) with respect to the Subadviser Assets. Subject to such policies as the Board of Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser is authorized but not obligated to cause, and shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused, the Fund to pay a Broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Subadviser an amount of commission for effecting a Subadviser Assets investment transaction that is in excess of the amount of commission that another Broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion.

It is recognized that the services provided by such Brokers may be useful to the Subadviser in connection with the Subadviser’s services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Subadviser Assets as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Subadviser Assets.

(f) Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

The Subadviser, on its own behalf and with respect to its Access Persons (as defined in subsection (a)(1) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, including pursuant to subsection (c)(2): (i) to certify to the Adviser and the Fund that the Subadviser has adopted procedures reasonable necessary to prevent access Persons from violating the Subadviser’s Code of Ethics with respect to the Subadviser Assets and (ii) to identify any violations which have occurred with respect to the Subadviser Assets and sanctions imposed in response to such violations. The Subadviser will have also submitted its Code of Ethics for its initial approval by the Fund’s Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

(g) Books and Records. The Subadviser shall maintain separate detailed records as are required by applicable laws and regulations of all matters hereunder pertaining to the Subadviser Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund’s Records are property of the Fund except to the extent that the Subadviser is required to maintain the Fund’s Records under the Advisers Act or other applicable law and except that the Subadviser, at its own expense, is entitled to make and keep a copy of the Fund’s Records for its internal files. The Fund’s Records shall be available to the Adviser or the Fund at any time upon reasonable advance and written request during normal business hours and shall be available for telecopying promptly to the Adviser during any day that the Fund is open for business as set forth in the Prospectus.

(h) Information Concerning Subadviser Assets and Subadviser. From time to time as the Adviser or the Fund reasonably may request in writing and in good faith, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on the Subadviser Assets, all in such reasonable detail as the parties may reasonably agree in good faith. The Subadviser will also inform the Adviser in a timely manner in advance of material changes in portfolio managers responsible for Subadviser Assets, any changes in the ownership or management of the Subadviser, or of material changes in the control of the Subadviser. Upon the Fund’s or the Adviser’s advance, written and reasonable request, the Subadviser will make available its officers and employees to meet with the Fund’s Board of Trustees to review the Subadviser Assets via telephone or in person on a quarterly basis and on a less frequent basis as agreed upon by the parties in person.

Subject to the other provisions of this Agreement, the Subadviser will also provide such information or perform such additional acts with respect to the Subadviser Assets as are reasonably required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

(i) Custody Arrangements. The Fund or the Adviser shall notify the Subadviser of the identities of its custodian banks and the custody arrangements therewith with respect to the Subadviser Assets and shall give the Subadviser written notice of any changes in such custodian banks or custody arrangements. The Subadviser shall on each business day provide the Adviser and the Fund’s custodian such information as the Adviser and the Fund’s custodian may reasonably request in good faith relating to all transactions concerning the Subadviser Assets. The Fund shall instruct its custodian banks to (A) carry out all investment instructions as may be directed by the Subadviser with respect to the Subadviser Assets (which instructions may be orally given if confirmed in writing); and (B) provide the Subadviser with all operational information necessary for the Subadviser to trade the Subadviser Assets on behalf of the Fund. The Subadviser shall have no liability for the acts or omissions of the authorized custodian(s), unless such act or omission is required by and taken in reliance upon instructions given to the authorized custodian(s) by a representative of the Subadviser properly authorized (pursuant to written instruction by the Adviser) to give such instructions. In no event will the Subadviser have custody over the Subadviser Assets or have authority to make withdrawals from accounts of the Fund.

3. Independent Contractor. In the performance of its services hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, or the Adviser in any way or otherwise be deemed an agent of the Fund, or the Adviser.

4. Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Fund’s or Adviser’s expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith, expenses of holding or carrying Subadviser Assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Subadviser Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses. The Fund or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Fund and the Adviser reasonable records of all such expenses.

5. Investment Analysis and Commentary. The Subadviser will provide quarterly performance analysis and market commentary (the “Investment Report”) during the term of this Agreement. The Investment Reports are due within 10 business days after the end of each quarter. In addition, interim Investment Reports shall be issued at such times as may be mutually agreed upon in writing by the Adviser and Subadviser; provided however, that any such interim Investment Report will be due within 10 business days of the end of the month in which such agreement is reached between the Adviser and Subadviser. The subject of each Investment Report shall be mutually agreed upon in writing. The Adviser is freely able to publicly distribute the Investment Report subject to the prior, written consent of the Subadviser.

6. Compensation. For the services provided pursuant to this Agreement, the Subadviser is entitled to a fee equal to an annualized rate of the average daily net assets of the Subadviser Assets as set forth in Schedule A. Such fee shall be calculated on the last business day of each month based upon the average daily net assets of the Subadviser Assets, and shall be paid to the Subadviser by the Adviser on a quarterly basis within a specified period of time at the conclusion of each quarter as agreed to between the Adviser and Subadviser. The Fund will not pay a direct fee to the Subadviser. The payment of the Fee contemplated hereunder, as between the Adviser and the Fund, shall be the responsibility of the Adviser.

The method of determining the net asset value of the Subadviser Assets for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Fund as described in the Fund’s Prospectus and/or SAI. If this Agreement shall be effective for only a portion of a month with respect to the Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

7. Exclusivity. The Subadviser will not subadvise or license the Fund’s investment strategy for another investment company registered pursuant to the 1940 Act without mutual consent of both the Adviser and Subadviser for a period of 12 months from the date hereof. Exclusivity is not applicable to the sub-investment strategies (including the strategy employed by the Subadviser solely with respect to the Subadvised Assets) that combined, constitute the Fund’s investment strategy.

Notwithstanding the foregoing, the Adviser acknowledges that the Subadviser now acts, or in the future may act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or sub-investment adviser to one or more other investment companies that are not the Fund, and if investments are suitable and appropriate for each, such investments shall be allocated by the Subadviser in an equitable manner and consistent with its fiduciary obligations to the Fund and its clients.

It is understood and agreed that the directors, officers, affiliates and employees of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, affiliates or employees of any other firm or corporation. Adviser also acknowledges that Subadviser or its affiliates or Subadviser’s other clients may at any time, have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired for or disposed of under this Agreement for the Fund. Subadviser shall have no obligation to acquire or dispose of a position in any investment pursuant to this Agreement solely because Subadviser, its directors, members, affiliates or employees invest in such a position for its or their own accounts or for the account of another client.

8. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Fund as follows:

(a) The Subadviser is registered as an investment adviser under the Advisers Act;

(b) The Subadviser is a limited liability company duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary actions of its members, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

(d) The Form ADV of the Subadviser provided to the Adviser and the Fund is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Subadviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and, to Subadviser’s knowledge, the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (other than information representing changes in facts or circumstances that occurred after filing of the Form ADV for which the rules and regulations promulgated under Advisers Act do not require an amendment prior to the next annual filing or for which the period of time under which an amendment is required in accordance with such rules and regulations has not yet run).

9. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

(a) The Adviser is registered as an investment adviser under the Advisers Act;

(b) The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its directors, shareholders or managing unitholder, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d) The Adviser acknowledges that it received a copy of the Subadviser’s Form ADV prior to the execution of this Agreement; and

(e) The Adviser and the Fund have duly entered into the Advisory Agreement in accordance with the requirements of Section 15 of the 1940 Act pursuant to which the Fund authorized the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a subadviser with respect to assets of the Fund, including without limitation the Adviser’s entering into and performing this Agreement.

10. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser and the Adviser pursuant to the recitals above and Sections 8 and 9, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

11. Liability and Indemnification.

(a) Liability. The Subadviser shall exercise its best judgment in rendering its services in accordance with the terms of this Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees (“Affiliates”) and each person, if any, who within the meaning of the Securities Act controls the Subadviser (“Controlling Persons”), if any, shall not be subject to any expenses or liability to the Adviser, the Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets. The Adviser shall exercise its best judgment in rendering its obligations in accordance with the terms of this Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets. Notwithstanding the foregoing, nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws.

(b) Indemnification. The Subadviser shall indemnify the Adviser, the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which the Adviser, the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws. Unless otherwise obligated under applicable law, the Subadviser shall not be liable for indirect, punitive, special or consequential damages arising out of this Agreement.

The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws. The Adviser shall not be liable to the Subadviser for, or provide indemnification to the Subadviser with respect to, indirect, punitive, special or consequential damages arising out of this Agreement.

12. Duration and Termination.

(a) Duration. Unless sooner terminated, this Agreement shall continue for an initial period of no more than two years following the date first set forth above, and thereafter shall continue automatically for successive annual periods with respect to the Fund, provided such continuance is specifically approved at least annually by the Fund’s Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Fund’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i) By vote of a majority of the Fund’s Board of Trustees, or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon not more than 60 days’ written notice to the Subadviser;

(ii) By any party hereto upon written notice to the other party in the event of a material breach of any provision of this Agreement by the other party if the breach is not cured within 15 days of such written notice of the breach; or

(iii) By the Subadviser upon not more than 60 days’ written notice to the Adviser and the Fund.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. Paragraph 4 and Paragraph 11 shall survive termination of this Agreement.

(c) Payments to and Duties of Subadviser Upon Termination.

(i) After the termination of this Agreement, the Subadviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Fund within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Subadviser prior to termination of this Agreement, including any deferred fees.

(ii) The Subadviser shall promptly upon termination: (a) deliver to the Board of Trustees a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Trustees; (b) deliver to the Board of Trustees all assets and documents of the Fund then in custody of the Subadviser; and (c) cooperate with the Fund and the Adviser to provide an orderly transition of services.

13. Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement.

14. Reference to Adviser and Subadviser.

(a) The Subadviser grants, subject to the conditions below, the Adviser non-exclusive, limited rights to use, display and promote trademarks of the Subadviser in conjunction with the Fund and the marketing and sale of interests in the Fund. In addition, the Adviser may upon the prior written consent of the Subadviser promote the identity of and services provided by the Subadviser to the Adviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials. The Adviser shall protect the goodwill and reputation of the Subadviser in connection with marketing and promotion of the Fund. The Adviser shall submit to the Subadviser for its review and approval all such public informational materials relating to the Fund that refer to any recognizable variant or any registered mark or logo or other proprietary designation of the Subadviser. Approval shall not be unreasonably withheld by the Subadviser and notice of approval or disapproval will be provided in a timely manner. Subsequent advertising or promotional materials having very substantially the same form as previously approved by the Subadviser may be used by the Adviser without obtaining the Subadviser’s consent unless such consent is withdrawn in writing by the Subadviser.

(b) Neither the Subadviser nor any Affiliate or agent of Subadviser shall make reference to or use the name of the Adviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Adviser to the Fund or to the Subadviser, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials without the prior approval of Adviser, which approval shall not be unreasonably withheld or delayed. The Subadviser hereby agrees to make all reasonable efforts to cause any Affiliate of the Subadviser to satisfy the foregoing obligation.

15. Amendment. This Agreement may be amended by mutual written consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Fund’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Fund who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

16. Confidentiality. Subject to the duties of the Adviser, the Fund and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any and all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof; except to the extent:

(a) Authorized. The Adviser or the Fund has authorized such disclosure;

(b) Court or Regulatory Authority. Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

(c) Publicly Known Without Breach. Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

(d) Already Known. Such information already was known by the party prior to the date hereof;

(e) Received From Third Party. Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Fund’s custodian, prime broker and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them; or

(f) Independently Developed. The party independently developed such information.

In addition, the Subadviser and its officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings. The Subadviser agrees, consistent with its Code of Ethics, that neither it nor its officers, directors or employees may engage in personal securities transactions based on non-public information about the Fund’s portfolio holdings.

Notwithstanding the foregoing, each party may disclose confidential information to its attorneys, accountants, directors, officers, advisory personnel, and service providers in connection with the services contemplated by this Agreement; provided that such persons are advised of the confidential nature of such information.

17. Insurance. During the term of this Agreement and for a period of two years thereafter, each party hereto shall, at its own expense, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as such party reasonably believe is customary in the case of entities of established reputations engaged in the activities contemplated by this agreement.

18. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)	If to the Subadviser:

Heitman Real Estate Securities LLC

Attention: William Pogorelec

191 North Wacker Drive, Suite 2500

Chicago, IL 60606

Phone: 312-425-0671

Email: William.Pogorelec@heitman.com

Copy to: Anthony.Stamato@heitman.com

(b)	If to the Adviser:

Benefit Street Partners L.L.C.

Attention: Leeor P. Avigdor

9 West 57th Street, Suite 4920

New York, NY 10019

Phone: 212-588-9246

Email: l.avigdor@benefitstreetpartners.com

19. Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

21. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

22. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

23. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

24. Entire Agreement. This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

INVESTMENT ADVISER
Benefit Street Partners L.L.C.

By:

Name:

Title:

SUBADVISER
Heitman Real Estate Securities LLC

By:

Name:

Title:

Schedule A

Fee Schedule

0.50% per annum